Exhibit 99.1

OCEAN BIO-CHEM, INC. SUBSIDIARY STAR BRITE, INC. ANNOUNCES REGISTERED EPA PRODUCT KILLS THE CORONAVIRUS

FORT LAUDERDALE, Fla., January 27, 2020 — Ocean Bio-Chem, Inc. (NASDAQ: OBCI) today announced that its’ subsidiary Star brite Inc. product PERFORMACIDE® is registered with the U.S. Environmental Protection Agency (EPA) as a virucide effective against coronavirus, when used as directed.

Coronavirus has caused worldwide concern after a recent outbreak in Wuhan, China. Virus symptoms have included mild to severe respiratory illness with fever, cough, and difficulty breathing, sometimes mild, but potentially lethal. There are no vaccines or antiviral drugs approved for prevention or treatment.

The World Health Organization (WHO) and the U.S. Center for Disease Control (CDC) have released their recommendations for preventing the spread of coronavirus, including the disinfection of hard surfaces and objects.

PERFORMACIDE® uses Chlorine Dioxide (ClO2) for viral disinfection. Its patented, easy-to-use ClO2 generation system is suitable for both workplace and home use.

It can be safely applied to walls, floors, furniture, stainless steel, glass, vinyl, and other hard, non-porous surfaces, without leaving a residue. It is currently approved for use in homes, hospitals, medical facilities, first responder facilities, rehabilitation facilities, diagnostic centers, and food processing and serving facilities.

Purchase PERFORMACIDE® online at: https://www.amazon.com/dp/B00SF4YTA0/

Additional information available at www.performacide.com

Headquartered in Fort Lauderdale, Florida, Star brite Inc. is a subsidiary of Ocean Bio-Chem, Inc. a leading manufacturer of home, boat, car, motorcycle, and RV products. Performacide® products are manufactured in our 300,000 sq. ft. facility in Montgomery, Alabama.

Forward-looking Statements:

Certain statements contained in this Press Release including without limitation expectations as to future sales and financial results of Performacide, constitute forward-looking statements. For this purpose, any statements contained in this report that are not statements of historical fact may be deemed forward-looking statements. Without limiting the generality of the foregoing, words such as "believe," "may," "will," "expect," "anticipate," "intend," "could" including the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that may affect these results include, but are not limited to, the highly competitive nature of our industry, reliance on specific key customers, changes in demand for Performacide, exposure to market risks and other factors.

Contacts:

Peter Dornau

President & CEO

pdornau@starbrite.com

954-587-6280

Jeff Barocas
Vice President & CFO

Jbarocas@starbrite.com

954-587-6280